SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                November 28, 1995

                    ________________________________________


                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

        Delaware                    1-8002                     04-2209186
        (State or other          (Commission             (I.R.S. Employer
        jurisdiction of          File Number)      Identification Number)

        81 Wyman Street                                        02254-9046
        Waltham, Massachusetts                                 (Zip Code)
        (Address of principal executive offices)

                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
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        Item 5.  Other Events

             On November 28, 1995, Thermo Electron Corporation (the "Company") issued a press release, attached hereto as Exhibit 99, to announce that it had entered into an agreement to sell at par $500 million principal amount of 4-1/4% convertible subordinated debentures due 2003. The debentures will be convertible into shares of the Company's common stock at a price of $56.70 per share. The Company also announced that it had granted the managers of the offering an over-allotment option to purchase up to an additional $75 million principal amount of the debentures. Subsequent to this announcement the Company agreed with the managers to increase the size of the over-allotment option to $85 million principal amount of debentures.

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                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 28th day of November, 1995.


                                              THERMO ELECTRON CORPORATION



                                             By: /s/ Paul F. Kelleher
                                                 --------------------
                                                 Paul F. Kelleher
                                                 Chief Accounting Officer